Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Motorsport Games Inc. for the registration of common stock, of our report dated March 24, 2021 with respect to the consolidated financial statements of Motorsport Gaming US LLC and subsidiaries as of December 31, 2020 and 2019 and for the years ended December 2020 and 2019. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

February 1, 2022